Exhibit 10.8

FORM OF

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of                     , 2011, by and among Inergy, L.P., a Delaware limited partnership (“NRGY”) and Inergy Holdings GP, LLC , a Delaware limited liability company (“Holdings GP”).

RECITALS:

WHEREAS, NRGY owns 100% of the membership interests (the “MGP GP Interests”) in MGP GP, LLC, a Delaware limited liability company (“MGP GP”);

WHEREAS, MGP GP owns the non-economic general partner interest in Inergy Midstream Holdings, L.P., a Delaware limited partnership (“MGP”) and NRGY owns 100% of the limited partner interests in MGP;

WHEREAS, MGP owns 100% of the membership interests in NRGM GP, LLC, a Delaware limited liability company (“NRGM GP”);

WHEREAS, NRGM GP owns the non-economic general partner interest in Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”);

WHEREAS, NRGY recognizes that the possibility of a change in control of NRGM could cause uncertainty and adversely impact the value of the common units of NRGM, to the detriment of NRGY and the other unitholders of NRGM; and

WHEREAS, the independent members of the board of directors of NRGY have determined it is in the best interests of NRGY and its unitholders to provide for the purchase by Holdings GP of MGP GP under the circumstances described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the respective meanings set forth below:

“1940 Act” means the Investment Company Act of 1940.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“less than 25% NRGM Owner” means any person who directly or indirectly owns interests in NRGM that would be entitled to less than 25% of the aggregate amount of distributions to be paid by NRGM on its next succeeding quarterly distribution date, assuming the aggregate amount of distributions paid on such date were equal to the average of the amounts paid in the immediately preceding two quarterly distributions.

“less than 50% NRGM Owner” means any person who directly or indirectly owns interests in NRGM that would be entitled to less than 50% of the aggregate amount of distributions to be paid by NRGM on its next succeeding quarterly distribution date, assuming the aggregate amount of distributions paid on such date were equal to the average of the amounts paid in the immediately preceding two quarterly distributions.

“NRGM Change of Control” means the occurrence of any of the following:

(i) any merger, reorganization, consolidation or other transaction pursuant to which more than 50% of the combined voting power of the equity interests in NRGM GP ceases to be controlled by Holdings GP; or

(ii) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of NRGM GP or NRGM to any Person, other than NRGM GP, NRGM or any of their Affiliates.

“NRGY Change of Control” means the occurrence of any of the following:

(i) any merger, reorganization, consolidation or other transaction pursuant to which more than 50% of the combined voting power of the equity interests in Inergy GP, LLC (“NRGY GP”) ceases to be controlled by Holdings GP; or

(ii) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of NRGY GP or NRGY to any Person, other than NRGY GP, NRGY or any of their Affiliates.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Section 2. Purchase of the MGP GP Interests. (a) On the Closing Date (as defined below), and subject to the terms and conditions and in reliance on the representations and warranties set forth in this Agreement, upon the occurrence of an NRGY Change of Control at a time when NRGY is a less than 50% NRGM Owner, NRGY will sell, transfer and deliver to Holdings GP, and Holdings GP will purchase from NRGY, the MGP GP Interests for $1.00 (the “Purchase Price”).

(b) If (i) NRGY effects a pro rata distribution to the NRGY common unitholders of all or a portion of the equity interests in NRGM that NRGY directly or indirectly beneficially owns or (ii) NRGY’s ownership interest in NRGM is otherwise diluted, in either case so that NRGY becomes a less than 25% NRGM Owner, then NRGY will sell, transfer and deliver to Holdings GP, and Holdings GP will purchase from NRGY, the MGP GP Interests for the Purchase Price.

Section 3. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on the second business day after all of the conditions set forth in Section 7 (other than those conditions which by their terms are only capable of being satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions) have been satisfied or waived by the party entitled to waive such conditions, unless another time, date and place are agreed to in writing by the parties. The date of the Closing is referred to in this Agreement as the “Closing Date.”

Section 4. Deliveries and Actions at Closing.

(a) At the Closing, NRGY shall deliver, or shall cause to be delivered, to Holdings GP a counterpart of an assignment (the “Assignment of Interests”), evidencing the assignment, transfer and delivery to Holdings GP of the MGP GP Interests, duly executed by NRGY.

(b) At the Closing, Holdings GP shall deliver, or shall cause to be delivered, to NRGY (i) a counterpart of the Assignment of Interests duly executed by Holdings GP; and (ii) the Purchase Price.

Section 5. Representations and Warranties of NRGY. NRGY hereby represents and warrants to, and agrees with Holdings GP, that:

(a) Existence and Power. NRGY is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to execute and deliver this Agreement, consummate the transactions and perform each of its obligations contemplated hereby.

(b) Authority; Approvals.

(i) The execution and delivery of this Agreement by NRGY, the consummation by NRGY of each of the transactions and the performance by NRGY of each of its obligations contemplated hereby have been duly and properly authorized by all necessary partnership action on the part of NRGY. This Agreement has been duly executed and delivered by NRGY and, assuming the accuracy of the representations and warranties of Holdings GP in Section 6 hereof, constitutes the valid and legally binding obligation of NRGY, enforceable against it in accordance with its terms, subject, (A) as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) to equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) The execution and delivery of this Agreement by NRGY and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (A) do not violate or breach (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to NRGY under, (x) its organizational documents or (y) any agreement to which it is a party or by which its assets or property is bound or any law or order applicable to it, in the case of clause (y), which violations, breaches or material detriments could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby or have a material adverse effect on the business, properties or condition (financial or otherwise) of NRGY; and (B) do not impose any penalty or other onerous condition on NRGY that could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby.

(iii) No approval from any Governmental Entity is required with respect to NRGY in connection with the execution and delivery by NRGY of this Agreement, the performance by NRGY of its obligations hereunder or the consummation by NRGY of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (A) has not impaired and could not reasonably be expected to impair the ability of NRGY to perform its obligations under this Agreement in any material respect and (B) could not reasonably be expected to delay, in any material respect, or prevent the consummation of any of the transactions contemplated by this Agreement. As used in this Agreement, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local; or (iii) domestic or foreign.

(c) Ownership of MGP GP Interests. Upon the consummation of the transactions contemplated by this Agreement, NRGY will assign, convey, transfer and deliver to Holdings GP good and valid title to the MGP GP Interests free and clear of all liens other than (i) any transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the organizational documents of MGP GP.

Section 6. Representations and Warranties of Holdings GP. Holdings GP hereby represents and warrants to, and agrees with NRGY, that:

(a) Existence and Power. Holdings GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute and deliver this Agreement, consummate the transactions and perform each of its obligations contemplated hereby.

(b) Authority; Approvals.

(i) The execution and delivery of this Agreement by Holdings GP, the consummation by Holdings GP of each of the transactions and the performance by Holdings GP of each of its obligations contemplated hereby have been duly and properly authorized by all necessary limited liability company action on the part of Holdings GP. This Agreement has been duly executed and delivered by Holdings GP and, assuming the accuracy of the representations and warranties of NRGY in Section 5 hereof, constitutes the valid and legally binding obligation of Holdings GP, enforceable against it in accordance with its terms, subject, (A) as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) to equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) The execution and delivery of this Agreement by Holdings GP and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (A) do not violate or breach (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to Holdings GP under, (x) its organizational documents or (y) any agreement to which it is a party or by which its assets or property is bound or any law or order applicable to it, in the case of clause (y), which violations, breaches or material detriments could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby or have a material adverse effect on the business, properties or condition (financial or otherwise) of Holdings GP; and (B) do not impose any penalty or other onerous condition on Holdings GP that could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby.

(iii) No approval from any Governmental Entity is required with respect to Holdings GP in connection with the execution and delivery by Holdings GP of this Agreement, the performance by Holdings GP of its obligations hereunder or the consummation by Holdings GP of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (A) has not impaired and could not reasonably be expected to impair the ability of Holdings GP to perform its obligations under this Agreement in any material respect and (B) could not reasonably be expected to delay, in any material respect, or prevent the consummation of any of the transactions contemplated by this Agreement.

Section 7. Conditions to Closing.

(a) Conditions to Obligations of NRGY. The obligation of NRGY to sell the MGP GP Interests on the Closing Date is subject to the satisfaction of the following conditions:

(i) Holdings GP shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

(ii) No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding is then pending or threatened by any court or Governmental Entity, and no such court or Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, judgment or order vacated or reversed;

(iii) The representations and warranties of Holdings GP contained in this Agreement and in any certificate or other writing delivered by Holdings GP pursuant hereto shall be true in all material respects (except for such representations and warranties as shall be qualified by a materiality standard, which shall be true and correct in all respects) at and as of the Closing Date, as if made at and as of such date;

(iv) No applicable law, regulation or agreement then in effect and to which either NRGY or NRGM is a party (including any credit or debt agreements) prevents or prohibits consummation of the transactions contemplated hereby; and

(v) Consummation of the transactions contemplated hereby shall not require NRGY to register as an investment company under the 1940 Act.

(b) Conditions of Obligations of Holdings GP. The obligation of Holdings GP to consummate the transactions contemplated on the Closing Date is subject to the satisfaction of the following conditions:

(i) NRGY shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

(ii) No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding is then pending or threatened by any court or Governmental Entity, and no such court or Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, judgment or order vacated or reversed;

(iii) The representations and warranties of NRGY contained in this Agreement and in any certificate or other writing delivered by NRGY pursuant hereto shall be true in all material respects (except for such representations and warranties as shall be qualified by a materiality standard, which shall be true and correct in all respects) at and as of the Closing Date, as if made at and as of such date; and

(iv) No applicable law, regulation or agreement then in effect and to which either NRGY or NRGM is a party (including any credit or debt agreements) prevents or prohibits consummation of the transactions contemplated hereby.

Section 8. Termination.

(a) This Agreement may be terminated at any time prior to the Closing as follows:

(i) By mutual written consent of the parties; or

(ii) By either NRGY or Holdings GP if any Governmental Entity of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the transactions contemplated by this Agreement.

(b) This Agreement shall automatically terminate and lapse without any action by either party:

(i) upon the occurrence of an NRGY Change of Control, which occurs prior to the time that NRGY is a less than 50% NRGM Owner; or

(ii) upon the occurrence of an NRGM Change of Control, which occurs prior to the time that NRGY is a less than 25% NRGM Owner.

Section 9. Further Assurances. Promptly following the occurrence of a purchase event in Section 2(a) or 2(b), each of the parties shall take all actions necessary or appropriate under applicable laws to enable Holdings GP to purchase the MGP GP Interests being sold and purchased pursuant to the terms of this Agreement.

Section 10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (a) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (b) when sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to NRGY, to:

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

with a copy to:

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, TX 77002

Attention: Gillian A. Hobson

Facsimile: (713) 615-5794

if to Holdings GP, to:

Inergy Holdings GP, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

Any party may change the address to which notices or other communications hereunder are to be delivered by giving notice in the manner herein set forth.

Section 11. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 12. Binding Effect; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations of Holdings GP hereunder may be assigned or delegated by Holdings GP without the prior written consent of NRGY. Neither this Agreement nor any rights or obligations of NRGY hereunder may be assigned or delegated without the prior written consent of Holdings GP.

Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 14. Counterparts; Third Party Beneficiaries. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto other than the heirs, personal representatives, successors and permitted assigns of the parties hereto.

Section 15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 16. Construction. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. This Agreement has been fully negotiated by the parties through their legal counsel. Accordingly, in interpreting this Agreement, the rule of interpretation requiring that documents be construed against the draftsman shall be inapplicable. Further, all additions or deletions of provisions from any and all drafts of this Agreement shall be of no force or effect in interpreting the terms of this Agreement or the intentions of the parties hereto.

Section 17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 18. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

Section 19. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INERGY, L.P.

By:	Inergy GP, LLC, its general partner
By:
Name:
Title:

INERGY HOLDINGS GP, LLC

By:
Name:
Title: